Exhibit 5

                         LAW OFFICES OF OSCAR D. FOLGER
                                521 Fifth Avenue
                            New York, New York 10175

                                                                   March 3, 2006

Nutrition 21 Inc.
4 Manhattanville Road
Purchase, New York 10577

Re: Form S-3 Registration Statement

Gentlemen:

      We have acted as counsel for Nutrition 21 Inc., a New York corporation (the "Company"), in connection with the registration by the Company of 95,582 shares of Common Stock, par value $0.005 per share (the "Securities"), which are the subject of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"). As counsel to the Company we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary in order to render the following opinion.

      Based upon and subject to the foregoing, we are of the opinion that the 75,582 shares of common stock issued by the Registrant in payment of its obligations upon exercise of stock appreciation rights that are being offered by a selling security holder has been duly authorized and are validly issued, fully paid and non-assessable and 20,000 shares of common stock issuable on the exercise of warrants that are being offered by a selling security holder have been duly authorized and are, or upon issuance on exercise of the warrants, will be, validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

      This opinion is to be used only with the offer and sale of the Securities as variously referred to herein while the Registration Statement is in effect.

Very truly yours,


/s/ Oscar D. Folger


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